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                                                                 EXHIBIT (l)(1)

[AIG American General Logo]

                                                Wayne Barnard, FSA, MAAA
                                                Senior Vice President
                                                Telephone: (713) 831-3246
                                                Facsimile: (713) 620-3317
                                                E-mail: wayne_barnard@aigag.com

                               December 2, 2008

American General Life Insurance Company
2727-A Allen Parkway
Houston, TX 77019

     Re:   American General Life Insurance Company and
           American General Life Insurance Company Separate Account VL-R Survivor Advantage(SM) - VUL
           File No. 333-153068 and No. 811-08561

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of the Registration Statement on Form N-6, File Nos. 333-153068 and 811-08561, by American General Life Insurance Company Separate Account VL-R (the "Separate Account") and American General Life Insurance Company ("AGL") covering an indefinite number of units of interests in the Separate Account. Net premiums received under AGL's Survivor Advantage(SM) joint and last survivor flexible premium variable universal life insurance policies (the "Policies") to be offered by AGL may be allocated by AGL to the Separate Account as described in the Prospectus forming a part of the Registration Statement.

I am familiar with the Policies' provisions. I am also familiar with the description contained in the Prospectus. In my opinion:

     The table of cost of insurance rates, set forth under "Tables of Charges" in the Prospectus, contains both the current and guaranteed rates to be used for these Policies for persons of illustrative ages. These rates have not been designed so as to make the relationship between current and guaranteed rates more favorable for persons of the ages illustrated than for persons at other ages or different gender.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Actuarial Expert" in the Statement of Additional Information.

                                Very truly yours,

                                WAYNE A. BARNARD

                                Wayne A. Barnard
                                Senior Vice President

                     American General Life Companies, LLC
                 Member of American International Group, Inc.
                    2929 Allen Parkway . Houston, TX 77019